EXHIBIT 10.6


                             SECURED PROMISSORY NOTE

 $500,000                                                San Jose, California
 Three Year Maturity                                     October 31, 2000

         For value received, Internet Venture Group, Inc, ("IVG"), a Florida corporation, doing business in Texas and located at 9307 W. Sam Houston Parkway South, Building 100, Houston, Texas 77099 ("Maker"), promises to pay to the order of Swan Magnetics, Inc. a California corporation located at 2982 Scott Blvd., Santa Clara. CA 95054 ("Holder"), the amount of FIVE HUNDRED THOUSAND AND NO/100 ($500,000.00) pursuant to the terms of this Secured Promissory Note (this "Note"). This Note is secured by the Collateral (as such term is described in that certain Security Agreement dated as of July 18, 2000 by and between Maker and Holder (the "Security Agreement").

         1. MATURITY; PRINCIPAL AND INTEREST. Maker promises to pay interest at the rate of the lesser of (i) the maximum amount permitted by law or (ii) eight percent (8%) per annum, payable in lump annually for each of the net three (3) years from the date hereof (the "Maturity Date"). Interest accrued shall be due on the earlier to occur of an Event of Default (as defined in the Security Agreement) or the Maturity Date.

         In addition to all unpaid and accrued interest, the unpaid principal amount shall be due and payable in full the earlier to occur of an Event of Default oar the Maturity Date. Without prejudice to the other rights of Holder pursuant to this Note or the Security Agreement, in the event Maker default by failing to pay any amounts due on this Note on or before the time specified above, all unpaid amounts shall accrue interest at the lesser of (i) the maximum amount permitted by law or (ii) eight percent (8%) until paid. Principal and interest shall be payable in immediately available funds of the lawful money of the United States of America. This Note is executed in compliance with a resolution of the Board of Directors of Maker.

         2. RIGHT TO REPAY. Maker shall have the right to prepay all or any part of the unpaid principal or interest hereof, without penalty.

         3. ACCELERATION. Upon an Event of Default (as defined in the Security Agreement) Holder may demand from Maker immediate payment of all principal and interest (and all other amounts) due and owing hereunder without regard to time limitations set forth above.

         4. ATTORNEYS' FEES. If suit is brought to enforce or interpret this Note, the prevailing party shall be entitled to recover reasonable attorneys' fees (and other costs and expenses) to be fixed by the court.

         5. NO DEMAND REQUIRED. Maker hereby waives presentment for payment, demand, protest, notice of nonpayment or dishonor, and any and all other notices and demands whatsoever, and agrees to remain bound until the principal and interest owed hereunder are paid in full.

         6. INVALIDITY. If any provision of this Note, or the application or it to any party or circumstance is held to be invalid, the same shall be ineffective, but the remainder of this Note, and the application of such provisions to other parties or circumstances, shall not be affected thereby.

         7. SUCCESSORS, ASSIGNMENT. The terms and conditions of this Note shall apply to and bind the heirs, successors, legal representatives and assigns of the parties. However, Maker's obligations under this Note may not be assigned without the written consent of Holder.

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         8. GOVERNING LAW. This Note shall be governed by and construed according to the laws of the State of California. The parties agree that any dispute arising under this Note will be resolved in the state or federal courts in Santa Clara county, California, and the parties hereby expressly consent to such jurisdiction therein.




                                                  "MAKER"
                                                  INTERNET VENTURE GROUP, INC.

                                                  By:  /S/  ELORIAN LANDERS
                                                    ----------------------------
                                                  Title:   CEO
                                                         -----------------------

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